EXHIBIT 5.1




                                                             _____________, 1997



Cafe La France, Inc.
216 Weybosset Street
Providence, RI 02903

Re:    Registration Statement on Form SB-2 (Registration No. 333-18093)

       In our capacity as counsel to Cafe La France, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form SB-2 (the "Registration Statement") which will be filed on or about _____________, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of an aggregate of (i) 1,125,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"); and (ii) up to 56,250 shares of Common Stock issuable upon exercise of an option (the "Underwriter's Option") to be issued to Earnhardt Co., Inc. (the "Underwriter"). The Shares are to be offered and sold to the public by the Underwriter as the Company's selling agent pursuant to the Registration Statement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

       In connection with this opinion, we have examined the Company's Certificate of Incorporation, the By-Laws of the Company, the Registration Statement, including the exhibits thereto, corporate proceedings of the Company relating to the issuance of the Shares and the Underwriter's Option, and such other instruments and documents as we have deemed relevant under the circumstances. In addition, we have examined and relied upon such other certificates, documents and materials and have made such other inquiries of fact or law as we have deemed necessary or appropriate in connection with this opinion.

       In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings regarding the issuance of the Shares and the Underwriter's Option taken by the Company to date.

       Based upon and subject to the foregoing, we are of the opinion that:

       1. The maximum of 1,125,000 Shares proposed to be sold by the Company will, when sold pursuant to the Registration Statement and the resolutions of the Board of Directors of the Company authorizing the same, be legally issued, fully paid and non-assessable.

       2. The maximum of 56,250 shares of Common Stock issuable upon exercise of the Underwriter's Option will, when issued in accordance with the terms and conditions of the Underwriter's Option to be granted by the Company to the Underwriter, a form of which is filed as an exhibit to the Registration Statement, be legally issued, fully paid and non-assessable.

       We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

       By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

       This opinion is rendered to you in connection with the Offering and may not be relied upon or furnished to any other person in any context without our written consent.

                                                              Very Truly Yours,



                                                              Duffy & Sweeney